UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2015

DESERT HAWK GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On January 16, 2015, Desert Hawk Gold Corp., a Nevada corporation (the “Company”) entered into an Addendum to the Tenth Amendment to the Investment Agreement (the “Addendum”) with DMRJ Group I, LLC (the “Investor”), which Investment Agreement was originally entered into on July 14, 2010 (the “Investment Agreement”). A copy of the Addendum has been included as an exhibit to this report.

The purpose of the Addendum was to memorialize the intent of the parties to the Investment Agreement that the Investor maintain 67% ownership in the Company. The Addendum removed the third paragraph of the Fourth Amendment to the Investment Agreement dated May 3, 2011 (the “Fourth Amendment”) which gave the Investor the right to convert the Yellowhammer Advance, as defined in the Investment Agreement, and amendments thereto, into shares of common stock of the Company. The ability to convert the Yellowhammer Advance would have given the Investor more than 67% ownership in the Company, which was contrary to the intent of the parties to the Investment Agreement.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Addendum to Tenth Amendment to Investment Agreement, dated January 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: January 21, 2015

By

/s/ Rick Havenstrite

Rick Havenstrite, President

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